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[ivivi logo here]
                                  EXHIBIT 99.1
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          IVIVI TECHNOLOGIES REPURCHASED 650,000 SHARES OF COMMON STOCK
                           IN A NEGOTIATED TRANSACTION

MONTVALE, NJ - OCTOBER 16, 2008 - Ivivi Technologies, Inc. (NASDAQ:IVVI), a leader in non-invasive, electrotherapy systems, today announced that it has repurchased 650,000 shares of its common stock for a purchase price of $0.15 per share, or $97,500. The shares represented 6% of the Company's outstanding common stock. The seller was The Pinnacle Fund, L.P., a Texas limited partnership and, as a result of the repurchase, Pinnacle no longer holds any of the 1,000,000 shares of common stock previously purchased from Ivivi. After the repurchase, which was funded from working capital, the Company has 10,116,930 shares of common stock outstanding as of October 15, 2008.

"We believe acquiring these shares is in the best interest of our shareholders," commented Steven Gluckstern, Chairman, President and Chief Executive Officer. "We remain confident in the long term potential of our targeted pulsed electromagnetic field (tPEMF(TM)) technology. While we await a final decision by the FDA regarding our 510(k), we continue to believe our products are covered by the FDA clearance provided in 1991. We continue to have confidence in our partnering strategy to market to the wound care and aesthetic plastic surgery fields while we focus our development on the cardiac market, which we believe offers the greatest potential for our Company."

ABOUT IVIVI TECHNOLOGIES, INC.
Based in Montvale, NJ, Ivivi Technologies, Inc. is a medical technology company focusing on designing, developing and commercializing its proprietary electrotherapeutic technology platform, with a primary focus on developing treatments for cardiovascular disease. Ivivi's research and development activities are focused specifically on targeted pulsed electromagnetic field, or tPEMF(TM), technology, which, by creating a therapeutic electrical current in injured soft tissue, is believed to modulate biochemical and physiological healing processes to help reduce related pain and inflammation. The Company's most recent clinical studies have shown reductions in anginal pain and increases in blood flow to the heart in certain cardiac patients; however, additional studies will be focused in this area. The Company also expects to seek strategic partners to pursue other markets, such as osteoarthritis, neurology and other inflammatory-related conditions if FDA marketing approvals or clearances can be achieved in these areas.

FORWARD-LOOKING STATEMENTS
This release contains "forward-looking statements" made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, including those related to our ability to achieve FDA clearance of our 510(k) submission, current and future studies, regulatory clearance and approvals,


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IVIVI TECHNOLOGIES, INC.
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strategic partnerships and future sales. Forward-looking statements reflect management's current knowledge, assumptions, judgment and expectations regarding future performance or events. Although management believes that the expectations reflected in such statements are reasonable, they give no assurance that such expectations will prove to be correct and you should be aware that actual results could differ materially from those contained in the forward-looking statements. Forward-looking statements are subject to a number of risks and uncertainties, including, but not limited to, the Company's limited operating history, history of significant and continued operating losses and substantial accumulated earnings deficit, difficulties with its financial accounting controls, the failure of the market for the Company's products to continue to develop, the inability for customers to receive third party reimbursement, the inability to obtain additional capital, the inability to protect the Company's intellectual property, the loss of any executive officers or key personnel or consultants, competition, changes in the regulatory landscape or the imposition of regulations that affect the Company's products and other risks detailed from time to time in the Company's filings with the Securities and Exchange Commission, including the Company's Form 10-KSB for the fiscal year ended March 31, 2008. The Company assumes no obligation to update the information contained in this press release.

INVESTOR RELATIONS CONTACT:
Cameron Associates
Alison Ziegler or Lester Rosenkrantz;                    Deanne Eagle for Media
212-554-5469                                             212-554-5463
Alison@cameronassoc.com                                  Deanne@cameronassoc.com


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